Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-l

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Paula Oswald

U.S. Bank National Association

633 W. 5TH Street, 24th Floor

Los Angeles, CA 90071

(213) 615-6043

(Name, address and telephone number of agent for service)

Magma Design Automation, Inc.

(Issuer with respect to the Securities)

Delaware	77-0454924
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5460 Bayfront Plaza, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

2.0% Convertible Senior Notes due May 15, 2010

(Title of the Indenture Securities)

FORM T-l

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation. None
In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business.*

3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4. A copy of the existing bylaws of the Trustee.*

5. A copy of each Indenture referred to in Item 4. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached hereto as Exhibit 6.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, attached hereto as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-l of Structured Obligations Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended (the “Act”), on November 16, 2001 (Registration No. 333-67188), and is incorporated herein by reference.

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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 3, 2007

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Paula Oswald
Paula Oswald Vice President

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Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2006

($000’s)

12/31/2006
Assets
Cash and Due From Depository Institutions	$8,644,951
Federal Reserve Stock	0
Securities	39,699,269
Federal Funds	3,512,083
Loans & Lease Financing Receivables	141,159,825
Fixed Assets	1,934,499
Intangible Assets	12,048,875
Other Assets	10,802,824

Total Assets	$217,802,326

Liabilities
Deposits	$135,903,121
Fed Funds	2,553,472
Treasury Demand Notes	9,763,306
Trading Liabilities	139,984
Other Borrowed Money	33,217,524
Acceptances	0
Subordinated Notes and Debentures	7,384,026
Other Liabilities	6,677,926

Total Liabilities	$195,639,359

Equity
Minority Interest in Subsidiaries	$1,544,842
Common and Preferred Stock	18,200
Surplus	11,976,937
Undivided Profits	8,622,988

Total Equity Capital	$22,162,967

Total Liabilities and Equity Capital	$217,802,326

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